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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-76518 and No. 333-70135 of M/I Schottenstein Homes, Inc. on Form S-8 of our reports dated February 23, 2000, appearing in and incorporated by reference in this Annual Report on Form 10-K of M/I Schottenstein Homes, Inc. for the year ended December 31, 1999.


/s/  Deloitte & Touche LLP
--------------------------
     Deloitte & Touche LLP

Columbus, Ohio
March 24, 2000